Exhibit 10.21

Factory Lease Agreement

Lessor: Houlong Village Committee, Zherong County (hereinafter referred to as Party A)

Lessee: Fujian Qingjing Agricultural Comprehensive Development Co., Ltd. (hereinafter referred to as Party B)

In accordance with relevant national regulations, Party A and Party B have reached an agreement and signed a contract on the matter of Party A leasing its legally owned factory to Party B for use on a voluntary, equal, and mutually beneficial basis, as follows:

I. Factory Rental Situation

The factory rented by Party A to Party B is located in the Tea Industry Park of Houlong Village, Zherong County, Fujian Province.

II. Factory Rental Date and Lease Term

1.	The factory rental starts from April 2020 to March 2030, with a lease term of 10 years.

2.	Upon expiration of the lease term, Party A has the right to reclaim the rented factory. If Party B needs to continue renting, Party B should request in writing one month before the end of the lease term, and after Party A agrees, Party B can re-sign the lease agreement with priority under equal conditions.

III. Rent

Party A and Party B agree that the annual rent for the factory is RMB 15,000.

IV. Other Expenses

During the lease term, Party B shall bear the cost of water and electricity, and shall assume the production safety responsibility.

V. Factory Usage Requirements and Maintenance Responsibility

1.	During the lease term, Party B shall use and maintain the factory and its attached facilities reasonably and carefully. If the factory and its attached facilities are damaged or malfunctioned due to Party B's improper or unreasonable use, Party B shall be responsible for maintenance and bear the cost.

2.	During the lease term, Party B shall be responsible for the maintenance and repair of the building and its attached facilities.

VI. Subleasing and Return of the Factory

1.	During the lease term, if Party B subleases the factory, Party B shall obtain Party A's written consent beforehand. If Party B subleases or transfers the factory midway without authorization, Party A will not refund the remaining rent and has the right to reclaim the factory.

2.	After the lease term expires, if Party B does not renew the lease, Party B shall return the factory to Party A after passing the inspection, and shall move out in a timely manner after passing the inspection.

3.	If either party terminates the contract during the lease term and causes losses to the other party, the defaulting party shall be responsible for compensating for all losses incurred by the other party.

VII. Other Agreements during the Lease Period

1.	During the lease period, Party B shall abide by the laws and regulations of the country and shall not engage in illegal activities through the lease of the factory building. During the lease of the house, Party B shall consciously pay all taxes and fees in accordance with the national laws, regulations, policies, and systems.

2.	During the lease period, Party B shall ensure fire safety, security, and hygiene, eliminate safety hazards, and shall bear and compensate for any losses caused by fire or other safety accidents within the scope of the lease.

3.	During the lease period, if the factory building cannot be used due to uncontrollable reasons and the relevant department of the superior has occupied it, both parties shall not bear any responsibility.

4.	After the lease expires, if Party A continues to rent the house, Party B shall have the priority under the same conditions. If Party A does not rent it out after the expiration, Party B shall relocate on time. Otherwise, Party B shall bear all losses and consequences caused by this.

VIII. Agreement on Decoration and Changing the Structure of the House

Party B shall not damage the house facilities at will. If Party B needs to change the internal structure and decoration of the house or set up equipment that affects the structure of the house, Party B shall obtain the consent of Party A and bear the investment. When Party B vacates the house, unless otherwise agreed, Party A shall have the right to require Party B to restore it to its original state.

IX. Matters not stipulated in the contract shall be jointly discussed and resolved by both parties in accordance with the law.

X. The contract is in duplicate, with each party holding one copy. The contract shall come into effect after being signed and stamped with a seal.

Party A: Villagers' Committee of Houlong Village, Zhaorong County (Official Seal)

Legal Representative: /s/ Fu Xiuxiang

Party B: Fujian Qingjing Agricultural Comprehensive Development Co., Ltd.(Official Seal)

Legal Representative: /s/ Liu Dezhi

Signing Time:2020.3.30

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